                                                                 Exhibit (g)(14)

AMENDMENT No. 7 to the Automatic YRT Reinsurance Agreement effective April 1, 1990, referred to as No. NA4428-90, made between IDS LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and [NAME OF REINSURANCE COMPANY] (hereinafter referred to as "the Reinsurer").

It is understood and agreed that effective August 1, 1998, Exhibit B in the above Agreement will be replaced by the attached Exhibit B (Revised August 1, 1998) in order to provide revised rates and allowances for the products reinsured.

It is also agreed that effective August 1, 1998, Waiver of Premium on all new business will no longer be reinsured.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY


/s/ Kevin E. Palmer                             [ILLEGIBLE]

Minneapolis, this 21st day of September, 1998

and for and on behalf of [NAME OF REINSURANCE COMPANY]

[signature]                                     [signature]
Toronto, this 18th day of August, 1998.

                                                                       EXHIBIT B
                                                        (Revised August 1, 1998)

REINSURANCE PREMIUMS

1.     PLANS & RIDERS

       A)    UL PLANS
             UL25
             UL100
             UL500
             VUL
             VUL350
             EUL125
             EUL100
             Other Insured riders

       B)    FIXED PREMIUM PERMANENT PLANS
             WL
             Annual Reducing Term Rider

       C)    TERM INSURANCE
             YRT
             YRT-7
             10 Year Renewable Term
             ART
             Mortgage Term
             ART Rider

       Note: IDS life offers a Survivor Insurance Rider (SIR) for use with UL100 and UL500 in the estate planning market. UL100 and UL500 policies written with an SIR will be excluded for the pool and reinsured only to Lincoln National.

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plans and riders are the monthly cost of insurance rates attached to this Exhibit B less the following percentage reduction:

                                     YEAR 1      YEARS 2-10     YEARS 11 +
                                  ------------  -------------  -------------
       NON-SMOKER                 [percentage]  [percentage]   [percentage]
       SMOKER                     [percentage]  [percentage]   [percentage]

                                                                       EXHIBIT B
                                                                          Page 2
                                                        (Revised August 1, 1998)

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year        [percentage]
             Renewal           [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year        [percentage]
             Renewal           [percentage]

5. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

6.     AGE BASIS: Nearest

7. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

8. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the 2nd policy year and later.

9.     COVERAGE: Policies issued or lives resident in the U.S.

                                                                       EXHIBIT B
                                                                          Page 3
                                                        (Revised August 1, 1998)

REINSURANCE PREMIUMS

1.     PLAN: Life Protection Plus
             Other Insured Rider

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plan and rider are the cost of insurance rates attached to this Exhibit B less the following percentage reductions:

                                       YEAR 1       YEARS 2-10       YEARS 11 +
                                    -------------  --------------  ------------
       NON-SMOKER                   [percentage]   [percentage]    [percentage]
       SMOKER                       [percentage]   [percentage]    [percentage]

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reduction specified in Section 2, above, shall apply to multiple table substandard premiums.

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year         [percentage]
             Renewal            [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year        [percentage]
             Renewal           [percentage]

                                                                       EXHIBIT B
                                                                          Page 4
                                                        (Revised August 1, 1998)

5.     REINSURANCE  PREMIUMS FOR POLICIES  CONVERTED TO THE LIFE PROTECTION PLUS
       PLAN: Any reinsurance in force with the Reinsurer on policies converted to or reissued on the above plan shall be continued with the Reinsurer. The reinsured risk amount shall be determined as described in Article V of this Agreement following the conversion or reissue. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

6. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

7.     AGE BASIS: Last

8. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

9. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the 2nd policy year and later.

10.    COVERAGE: Policies issued on lives resident in the U.S.

                                                                       EXHIBIT B
                                                                          Page 5
                                                        (Revised August 1, 1998)
REINSURANCE PREMIUMS

1.     PLANS: 1 Year Term (1YT)
       10 Year Term (10YT)

2. STANDARD REINSURANCE RISK PREMIUM: The reinsurance premium rates to be used for reinsurance ceded on the above plan and rider are the cost of insurance rates attached to this Exhibit B less the following percentage reductions:

       1 YEAR TERM

                                    YEAR 1       YEARS 2-10     YEARS 11 +
                                  ------------  -------------  ------------
       WELLNESS                   [percentage]  [percentage]   [percentage]
       NON-SMOKER                 [percentage]  [percentage]   [percentage]
       SMOKER                     [percentage]  [percentage]   [percentage]

       10 YEAR TERM

                                     YEAR 1      YEARS 2-10      YEARS 11 +
                                  ------------ ------------- --------------
       WELLNESS                   [percentage]  [percentage]   [percentage]
       NON-SMOKER                 [percentage]  [percentage]   [percentage]
       SMOKER                     [percentage]  [percentage]   [percentage]

       For the 1 Year Term and 10 Year Term plans, reentry is permitted at the 10th policy anniversary. Reinsurance on the original policy will be continued after reentry. Reinsurance premiums on reentries shall be as described in the Agreement which covers the new policy; unless that Agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the reentries were issued on the same date and at the same issue age as the original policy. If no such Agreement is in effect, reinsurance shall continue hereunder.

3. MULTIPLE TABLE SUBSTANDARD REINSURANCE RISK PREMIUMS: The reinsurance premium for substandard risks rated on a multiple mortality table basis shall be equal to a multiple of the standard rate proportionate to the mortality classification. Thus, the premium for a Class D ([percentage]) risk shall be equal to twice the standard premium. The percentage premium reductions specified in Section 2, above, shall apply to multiple table substandard premiums.

                                                                       EXHIBIT B
                                                                          Page 6
                                                        (Revised August 1, 1998)

4.     FLAT EXTRA SUBSTANDARD REINSURANCE PREMIUMS:

       a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year          [percentage]
             Renewal             [percentage]

       b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. The Reinsurer should receive its proportionate share of any such premiums less the following percentage premium reductions:

             First Year           [percentage]
             Renewal              [percentage]

5. REINSURANCE PREMIUMS FOR POLICIES CONVERTED FROM THE ABOVE PLANS: Any reinsurance in force with the Reinsurer on policies converted from the above plans shall be continued with the Reinsurer. The reinsured risk amount shall be determined as described in Article V following the conversion. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

       Fully underwritten exchanges to the above plans shall be treated as new issues for reinsurance purposes.

6. RECAPTURE: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.

7.     AGE BASIS: Last

8. DEFICIENCY RESERVES: If deficiency reserves are required to be held by the Company on any policy reinsured under this Agreement, the entire amount of any such reserve will be established and held by the Company.

9. RATE GUARANTEE: Premiums for reinsurance shall be computed on the basis of the amount at risk times the annual rates attached to this Exhibit B. The Reinsurer reserves the right to increase the premiums for reinsurance, but not above the statutory net premium, in the 2nd policy year and later.

10.    COVERAGE: Policies issued on lives resident in the U.S.

                                 MALE RATE TABLE


          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                            Standard                                Standard                             Standard
   Attained                   Non-        Attained                    Non-       Attained                  Non-
     Age       Standard      Smoker         Age       Standard       Smoker        Age      Standard      Smoker
     ---       --------      ------         ---       --------       ------        ---      --------      ------
0             $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                FEMALE RATE TABLE


          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                            Standard                                Standard                             Standard
   Attained                   Non-        Attained                    Non-       Attained                  Non-
     Age       Standard      Smoker         Age       Standard       Smoker        Age      Standard      Smoker
     ---       --------      ------         ---       --------       ------        ---      --------      ------
0            $
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.